Exhibit 99.1

Contact: Liz Sharp, VP Investor Relations

American Outdoor Brands Corporation

(413) 747-6284

lsharp@aob.com

American Outdoor Brands Corporation Reports

First Quarter Fiscal 2018 Financial Results

SPRINGFIELD, Mass., September 7, 2017 — American Outdoor Brands Corporation (NASDAQ Global Select: AOBC), one of the world’s leading providers of firearms and quality products for the shooting, hunting, and rugged outdoor enthusiast, today announced financial results for the first quarter fiscal 2018, ended July 31, 2017.

First Quarter Fiscal 2018 Financial Highlights

•	Quarterly net sales were $129.0 million compared with $207.0 million for the first quarter last year, a decrease of 37.7%.

•	Gross margin for the quarter was 31.5% compared with 42.3% for the first quarter last year.

•	Quarterly GAAP net loss was $2.2 million, or $(0.04) per diluted share, compared with net income of $35.2 million, or $0.62 per diluted share, for the comparable quarter last year. First quarter 2018 and 2017 GAAP net (loss)/income per diluted share include expenses of $3.8 million and $1.7 million, respectively, for amortization, net of tax, related to acquisitions.

•	Quarterly Non-GAAP net income was $1.2 million, or $0.02 per diluted share, compared with $37.7 million, or $0.66 per diluted share, for the comparable quarter last year. GAAP to non-GAAP adjustments to net income exclude a number of acquisition-related costs, including amortization, one-time transaction costs, and a change in contingent consideration liability, as well as discontinued operations. For a detailed reconciliation, see the schedules that follow in this release.

•	Quarterly non-GAAP Adjusted EBITDAS was $12.9 million, or 10.0% of net sales, compared with $65.8 million, or 31.8% of net sales, for the comparable quarter last year.

•	During the first quarter, the company announced the purchase of substantially all of the assets of Gemini Technologies, Incorporated (“Gemtech”), a provider of high quality suppressors and accessories for the consumer, law enforcement, and military markets, for $10.0 million. The company also announced the purchase of Bubba Blade™, a premium brand of knives and tools for fishing and hunting, for approximately $12.0 million. Both transactions closed early in the second quarter of fiscal 2018.

James Debney, American Outdoor Brands Corporation President and Chief Executive Officer, commented, “Our financial results for the first quarter reflected lower than anticipated shipments in our Firearms business, consistent with a softening in wholesaler and retailer orders, partially offset by increased revenue from our Outdoor Products & Accessories business, which grew organically at 11.4% and which more than doubled inorganically. Total revenue for the quarter also faced a challenging comparison to last year’s heightened level of firearms demand, which we believe was driven by concerns for personal safety and the potential for increased firearm legislation.

“In Firearms, we believe units shipped in the first quarter were impacted by an extremely successful promotion on our M&P Shield pistols that we initiated in our prior fourth quarter. That promotion exceeded our expectations and we believe it pulled forward our shipments into the fourth quarter as wholesalers and retailers stocked up in preparation for the strong consumer demand for those products that they believed would occur — and that did in fact occur — over the ensuing 90 days. In addition, we believe that heightened channel inventory from multiple manufacturers at retail locations contributed to lower orders in the quarter. Despite those heightened channel inventories, we were pleased that our inventory at distributors actually declined during the quarter. For the remainder of the year, our focus in Firearms will be on bringing Gemtech suppressors into our product line and on introducing several significant new firearms in the second half of this fiscal year. We plan to further increase our internal inventory in preparation for new product launches, the upcoming fall hunting and holiday seasons, and the industry ordering shows that occur in January and February. In Outdoor Products & Accessories, we will focus on new product introductions, including offerings from our acquisition of Bubba Blade, a premium knife brand that is widely recognized among outdoor enthusiasts for some of the finest knives for fishing and hunting. Bubba Blade products deliver features and benefits that are very popular with consumers, and are protected by strong intellectual property. This acquisition also serves as our first step into the sizeable fishing market. Overall, we remain focused on the execution of our long-term strategic growth initiatives, which support our vision of being the leading provider of quality products for the shooting, hunting, and rugged outdoor enthusiast,” concluded Debney.

Jeff Buchanan, Executive Vice President, Chief Financial Officer, and Chief Administrative Officer, commented, “We ended the quarter with cash of $43.4 million and net debt of approximately $199 million. Although operating cash flow for our first quarter was negative, and we are forecasting neutral operating cash flow for our second quarter, we expect the current fiscal year to deliver positive operating cash flow of $70 million to $90 million. In addition, based on our guidance and current cash flow forecast, we do not expect our Net Debt-to-Adjusted EBITDAS trailing twelve month ratio to rise above 1.6, and we expect that ratio to be below 1.2 by the end of our current fiscal year.”

Financial Outlook

AMERICAN OUTDOOR BRANDS CORPORATION

NET SALES AND EARNINGS PER SHARE GUIDANCE, INCLUDING GAAP TO NON-GAAP RECONCILIATION

(Unaudited)

	Range for the Three Months Ending October 31, 2017		Range for the Year Ending April 30, 2018
Net sales (in thousands)	$140,000	$150,000	$700,000	$740,000

GAAP income per share—diluted	$—	$0.05	$0.77	$0.97
Amortization of acquired intangible assets	0.11	0.11	0.43	0.43
Acquisition-related costs	—	—	0.01	0.01
Transition costs	—	—	0.01	0.01
Change in contingent consideration	—	—	(0.02)	(0.02)
Tax effect of non-GAAP adjustments	(0.04)	(0.04)	(0.16)	(0.16)

Non-GAAP income per share—diluted	$0.07	$0.12	$1.04	$1.24

Conference Call and Webcast

The company will host a conference call and webcast today, September 7, 2017, to discuss its first quarter fiscal 2018 financial and operational results. Speakers on the conference call will include James Debney, President and Chief Executive Officer, and Jeffrey D. Buchanan, Executive Vice President, Chief Financial Officer, and Chief Administrative Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the conference call via telephone may call directly at (844) 309-6568 and reference conference code 73063180. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.aob.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “non-GAAP net income,” “Adjusted EBITDAS,” and “free cash flow” are presented. From time-to-time, we consider and use these supplemental measures of operating performance in order to provide the reader with an improved understanding of underlying performance trends. We believe it is useful for our company and the reader to review, as applicable, both (1) GAAP measures that include (i) amortization of acquired intangible assets, (ii) transition costs, (iii) discontinued operations, (iv) changes in contingent consideration liabilities, (v) acquisition-related costs, (vi) tax effect of non-GAAP adjustments, (vii) net cash (used in)/provided by operating activities, (viii) net cash used in investing activities, (ix) receipts from note receivable, (x) interest expense (xi) income tax (benefit)/expense, (xii) depreciation and amortization, and (xiii) stock-based compensation expense; and (2) the non-GAAP measures that exclude such information. We present these non-GAAP measures because we consider them an important supplemental measure of our performance. Our definition of these adjusted financial measures may differ from similarly named measures used by others. We believe these measures facilitate operating performance comparisons from period to period by eliminating potential differences caused by the existence and timing of certain expense items that would not otherwise be apparent on a GAAP basis. These non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP measures. The principal limitations of these measures are that they do not reflect our actual expenses and may thus have the effect of inflating our financial measures on a GAAP basis.

About American Outdoor Brands Corporation

American Outdoor Brands Corporation (NASDAQ Global Select: AOBC) is a provider of quality products for shooting, hunting, and rugged outdoor enthusiasts in the global consumer and professional markets. The company reports two segments: Firearms and Outdoor Products & Accessories. Firearms manufactures handgun and long gun products sold under the Smith & Wesson®, M&P®, Thompson/Center Arms™, and Gemtech® brands as well as provides forging, machining, and precision plastic injection molding services. Outdoor Products & Accessories provides shooting, hunting, and outdoor accessories, including reloading, gunsmithing, and gun cleaning supplies, tree saws, vault accessories, knives, laser sighting systems, tactical lighting products, and survival and camping equipment. Brands in Outdoor Products & Accessories include Smith & Wesson®, M&P®, Thompson/Center Arms™, Crimson Trace®, Caldwell® Shooting Supplies, Wheeler® Engineering, Tipton® Gun Cleaning Supplies, Frankford Arsenal® Reloading Tools, Lockdown® Vault Accessories, Hooyman® Premium Tree Saws, BOG POD®, Golden Rod® Moisture Control, Schrade®, Old Timer®, Uncle Henry®, UST™, Imperial™, and Bubba Blade™. For more information on American Outdoor Brands Corporation, call (844) 363-5386 or log on to www.aob.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include, among others, our strategy to continue growing and balancing our business across the shooting, hunting, and rugged outdoor enthusiast market; our belief that total revenue for the quarter faced a challenging comparison to last year’s heightened levels of firearms demand which we believe was driven by concerns for personal safety and the potential for increased firearm legislation; our belief that operating results in the quarter were impacted by successful promotions in the fourth fiscal quarter of 2017 on our M&P Shield pistols, which we believe pulled forward shipments into the fourth quarter as wholesalers and retailers stocked up in preparation for strong consumer demand over the ensuing 90 days; our belief that heightened channel inventory from multiple manufacturers at retail locations contributed to lower orders in the quarter; our belief that we are focused on executing our long-term strategic initiatives, which support our vision of being the leading provider of quality products for the shooting, hunting and rugged outdoor enthusiast; our expectation that the current fiscal year will deliver positive operating cash flow of $70 million to $90 million; our belief that we do not expect our Net-Debt-to-Adjusted EBITDAS trailing twelve month ratio to rise above 1.6 and that the ratio will be below 1.2 by the end of our current fiscal year; and our expectations for net sales, GAAP income per diluted share, amortization of acquired intangible assets, acquisition-related costs, transition costs, change in contingent consideration, tax effect of non-GAAP adjustments, and non-GAAP income per diluted share for the second quarter of fiscal 2018 and for fiscal 2018. We caution that these statements are qualified by important risks, uncertainties and other factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include, among others, the demand for our products; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; our competitive environment; the supply, availability and costs of raw materials and components; the potential for increased regulation of firearms and firearm-related products; speculation surrounding fears of terrorism and crime; our anticipated growth and growth opportunities; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; our penetration rates in new and existing markets; our strategies; our ability to maintain and enhance brand recognition and reputation; risks associated with the establishment of our new 500,000 square foot national distribution center; our ability to introduce new products; the success of new products; our ability to expand our markets; our ability to integrate acquired businesses in a successful manner; the general growth of our outdoor products and accessories business; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2017.

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF (LOSS)/INCOME

(Unaudited)

	For the Three Months Ended
	July 31, 2017	July 31, 2016
	(In thousands, except per share data)
Net sales	$129,021	$206,951
Cost of sales	88,389	119,382

Gross profit	40,632	87,569

Operating expenses:
Research and development	2,786	2,152
Selling and marketing	11,718	9,195
General and administrative	29,328	23,698

Total operating expenses	43,832	35,045

Operating (loss)/income	(3,200)	52,524

Other (expense)/income, net:
Other income, net	1,298	—
Interest expense, net	(2,391)	(2,012)

Total other (expense)/income, net	(1,093)	(2,012)

(Loss)/income from operations before income taxes	(4,293)	50,512
Income tax (benefit)/expense	(2,128)	15,290

Net (loss)/ income	(2,165)	35,222
Net (loss)/income per share:
Basic	$(0.04)	$0.63

Diluted	$(0.04)	$0.62

Weighted average number of common shares outstanding:
Basic	53,905	56,049
Diluted	53,905	56,883

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	July 31, 2017 (unaudited)	April 30, 2017
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$43,372	$61,549
Accounts receivable, net of allowance for doubtful accounts of $914 on July 31, 2017 and $598 on April 30, 2017	92,720	108,444
Inventories	161,067	131,682
Prepaid expenses and other current assets	8,356	6,123
Income tax receivable	12,233	10,643

Total current assets	317,748	318,441

Property, plant, and equipment, net	145,922	149,685
Intangibles, net	135,678	141,317
Goodwill	169,100	169,017
Other assets	9,674	9,576

	$778,122	$788,036

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$40,037	$53,447
Accrued expenses	44,876	51,686
Accrued payroll and incentives	9,169	21,174
Accrued income taxes	209	726
Accrued profit sharing	14,615	13,004
Accrued warranty	4,866	4,908
Current portion of notes payable	81,300	6,300

Total current liabilities	195,072	151,245
Deferred income taxes	25,579	25,620
Notes and loans payable, net of current portion	159,324	210,657
Other non-current liabilities	7,502	7,352

Total liabilities	387,477	394,874

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 72,166,898 shares issued and 54,000,036 shares outstanding on July 31, 2017 and 72,017,288 shares issued and 53,850,426 shares outstanding on April 30, 2017	72	72
Additional paid-in capital	245,592	245,865
Retained earnings	366,999	369,164
Accumulated other comprehensive income	357	436
Treasury stock, at cost (18,166,862 shares on July 31, 2017 and April 30, 2017)	(222,375)	(222,375)

Total stockholders’ equity	390,645	393,162

	$778,122	$788,036

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended
	July 31, 2017	July 31, 2016
	(In thousands)
Cash flows from operating activities:
Net (loss)/income	$(2,165)	$35,222
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization	13,769	10,320
Loss on sale/disposition of assets	5	14
Provision for losses on accounts receivable	227	37
Change in contingent consideration	(1,300)	—
Stock-based compensation expense	1,888	1,792
Changes in operating assets and liabilities:
Accounts receivable	15,470	2,044
Inventories	(29,385)	(9,860)
Prepaid expenses and other current assets	(2,233)	(1,913)
Income taxes	(2,107)	7,728
Accounts payable	(12,752)	(240)
Accrued payroll and incentives	(12,051)	(9,604)
Accrued profit sharing	1,611	3,559
Accrued expenses	(5,520)	1,805
Accrued warranty	(42)	(161)
Other assets	(217)	(145)
Other non-current liabilities	310	12

Net cash (used in)/provided by operating activities	(34,492)	40,610

Cash flows from investing activities:
Refunds on machinery and equipment	—	4,773
Receipts from note receivable	—	21
Payments to acquire patents and software	(97)	(133)
Payments to acquire property and equipment	(4,691)	(15,776)

Net cash used in investing activities	(4,788)	(11,115)

Cash flows from financing activities:
Proceeds from loans and notes payable	25,000	—
Payments on capital lease obligation	(161)	(149)
Payments on notes payable	(1,575)	(1,575)
Proceeds from Economic Development Incentive Program	—	101
Payment of employee withholding tax related to restricted stock units	(2,161)	(4,139)

Net cash provided by/(used in) financing activities	21,103	(5,762)

Net (decrease)/increase in cash and cash equivalents	(18,177)	23,733
Cash and cash equivalents, beginning of period	61,549	191,279

Cash and cash equivalents, end of period	$43,372	$215,012

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$3,199	$2,755
Income taxes	417	7,685

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share data)

(Unaudited)

	For the Three Months Ended
	July 31, 2017		July 31, 2016
	$	% of Sales	$	% of Sales
GAAP gross profit	$40,632	31.5%	$87,569	42.3%

GAAP operating expenses	$43,832	34.0%	$35,045	16.9%
Amortization of acquired intangible assets	(5,685)	-4.4%	(2,544)	-1.2%
Transition costs	(312)	-0.2%	—	—
Discontinued operations	—	—	(21)	0.0%
Acquisition-related costs	(417)	-0.3%	(1,333)	-0.6%

Non-GAAP operating expenses	$37,418	29.0%	$31,147	15.1%

GAAP operating (loss)/income	$(3,200)	-2.5%	$52,524	25.4%
Amortization of acquired intangible assets	5,685	4.4%	2,544	1.2%
Transition costs	312	0.2%	—	—
Discontinued operations	—	—	21	0.0%
Acquisition-related costs	417	0.3%	1,333	0.6%

Non-GAAP operating income	$3,214	2.5%	$56,422	27.3%

GAAP net (loss)/income	$(2,165)	-1.7%	$35,222	17.0%
Amortization of acquired intangible assets	5,685	4.4%	2,544	1.2%
Transition costs	312	0.2%	—	—
Discontinued operations	—	—	21	0.0%
Acquisition-related costs	417	0.3%	1,333	0.6%
Change in contingent consideration	(1,300)	-1.0%	—	—
Tax effect of non-GAAP adjustments	(1,790)	-1.4%	(1,380)	-0.7%

Non-GAAP net income	$1,159	0.9%	$37,740	18.2%

GAAP net (loss)/income per share-diluted	$(0.04)		$0.62
Amortization of acquired intangible assets	0.10		0.04
Transition costs	0.01		—
Discontinued operations	—		—
Acquisition-related costs	0.01		0.02
Change in contingent consideration	(0.02)		—
Tax effect of non-GAAP adjustments	(0.03)		(0.02)

Non-GAAP net income per share-diluted (a)	$0.02		$0.66

(a)	Non-GAAP net income per share does not foot due to rounding.

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET OPERATING CASH FLOW TO FREE CASH FLOW

(In thousands)

(Unaudited)

	For the Three Months Ended
	July 31, 2017	July 31, 2016
Net cash (used in)/provided by operating activities	$(34,492)	$40,610
Net cash used in investing activities	(4,788)	(11,115)
Receipts from note receivable	—	(21)

Free cash flow	$(39,280)	$29,474

AMERICAN OUTDOOR BRANDS CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP NET (LOSS)/INCOME TO NON-GAAP ADJUSTED EBITDAS

(In thousands)

(Unaudited)

	For the Three Months Ended
	July 31, 2017	July 31, 2016
GAAP net (loss)/income	$(2,165)	$35,222
Interest expense	2,391	2,054
Income tax (benefit)/expense	(2,128)	15,290
Depreciation and amortization	13,527	10,104
Stock-based compensation expense	1,888	1,792
Acquisition-related costs	417	1,333
Discontinued operations	—	21
Transition costs	312	—
Change in contingent consideration	(1,300)	—

Non-GAAP Adjusted EBITDAS	$12,942	$65,816